UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 26, 2009

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

 (310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

Chase Carey, President and Chief Executive Officer of The DIRECTV Group, Inc., has entered into a written Rule 10b5-1 trading plan to exercise up to 764,296 options that are scheduled to expire in 2009 and to sell the stock acquired through the exercise of such options, assuming certain price targets are reached (the “Rule 10b5-1 Plan”). The Rule 10b5-1 Plan, which is effective on March 26, 2009, was executed on March 12, 2006, during the open window for trading by directors and elected officers, as established by the Company pursuant to its procedures following the issuance of its earnings release for the fourth quarter and year ended December 31, 2008.

The terms and conditions of the Rule 10b5-1 Plan are in accordance with the policies of the Company and guidelines specified by the U.S. Securities and Exchange Commission's Rule 10b5-1, and such Rule 10b5-1 Plan was reviewed and approved by the General Counsel of the Company prior to its execution.  The purpose of the Rule 10b5-1 Plan is to provide Mr. Carey with the ability to exercise his expiring options and sell the underlying Company common stock in an orderly manner and avoid concerns about the timing of the transactions.  Pursuant to the Rule 10b5-1 Plan, Mr. Carey retains no discretion over sales under the Rule 10b5-1 Plan and trades are executed through a broker in accordance with the terms of the Rule 10b5-1 Plan at later dates and without regard to any subsequent material non-public information that Mr. Carey may receive.  However, Mr. Carey may terminate the Rule 10b5-1 Plan and may also exercise his options and sell the underlying Company common stock during open windows for trading by directors and elected officers, subject to the insider trading policies of the Company and applicable law.

Exercise of the options and sales of stock pursuant to the Rule 10b5-1 Plan may commence March 26, 2009 and will continue under the terms and conditions of the Rule 10b5-1 Plan until termination of such plan or until all the options are exercised and the acquired stock is sold or until the options expire (September 6, 2009 as to 202,314 of the options and November 15, 2009, as to 561,982 of the options), whichever first occurs.  All these options are exercisable at $15.69 per share, the fair market value on the date of grant.  Acquisition of stock through exercise of the options and the sale of such stock will be reported through Form 4 filings with the U. S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: March 26, 2009	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, Legal, Administration and Human Resources, General Counsel and Secretary